UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    April 20, 2007

UNITED STATES OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-32824	20-2830691
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California 94502
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(510) 522-3336

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01    Other Events.

On April 19, 2007, the Wall Street Journal reported that many exchange traded funds have begun “diverging widely from the performance of the benchmarks they are supposed to follow” (see“Why Hot Funds Are Tripping Up Some Investors,” D. Gullapalli, WSJ, 4/19/07, p.1 (the “WSJ article”)), and cited the United States Oil Fund, LP (“USO” or the “Fund”) as an example of such a fund. Because of USO’s status as a limited partnership, it is restricted by Federal securities regulations from using “free writing prospectuses” (as defined in Rule 405 under the Securities Act of 1933) despite its asset size and that its units are traded on the American Stock Exchange. In such situations, free writing prospectuses could include a media publication for which USO provided information if such publication is viewed as an “offer” of USO units. As a result, USO typically responds to press inquiries with “no comment”. However, USO believes it is obligated to respond to the WSJ article in order to provide factual information in response to what it believes to be either a significant mischaracterization of its investment objective, or a miscalculation of the total returns over the reported time period of USO’s benchmark, as well as whether or not it is meeting that objective. USO in no way intends that the information included in this Form 8-K be considered an “offer” of its units.

As stated in USO’s current prospectus, the investment objective of the Fund is for the changes in percentage terms of the Fund’s units’ net asset value to reflect the changes in percentage terms of the spot price of West Texas Intermediate light, sweet crude oil delivered to Cushing, Oklahoma (“WTI Oil”), measured by the changes in the price of the futures contract on WTI Oil as traded on the New York Mercantile Exchange that is the near month contract to expire (except when the near month contract is within two weeks of expiration, in which case the futures contract will be the next month to expire) (the “Benchmark Futures Contract”), less USO’s expenses. It is not the intent of USO to be operated in a fashion such that its net asset value will equal, in dollar terms, the dollar price of the spot price of WTI Oil or any particular futures contract based on WTI Oil. USO typically reports its total return results in its periodic filings measured over both the most recent 30 valuation days prior to the date of the periodic filing, and since the inception of the fund in April of 2006.

In calculating the total returns of USO’s benchmark over any period of time, the Fund’s prospectus makes clear that the calculation is made by using the daily percentage movement of the Benchmark Futures Contract over the reported time period. USO believes that attempting to estimate the total return of the benchmark by simply taking the price of the Benchmark Futures Contract on the first day of the reporting period, and comparing it to the price of the Benchmark Futures Contract on the last day of the reporting period (and so not using the daily percentage movements of each valuation days in-between), can lead to a result that will vary significantly from the actual benchmark results using USO’s described methodology. If the Wall Street Journal used any method of estimating the total return of USO’s benchmark other than the method described in USO’s prospectus of using the daily percentage movements, than the results the Wall Street Journal would calculate could vary widely from the Benchmark’s actual results. If the Wall Street Journal used incorrect benchmark results in an article, it would tend to cause investors to incorrectly compare USO’s actual total returns over time to the targeted total returns of USO’s benchmark and draw erroneous conclusions as to USO’s ability to track its Benchmark’s total returns.

As exemplified by its performance last year, reported in USO’s 2006 report on Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” USO believes it has met this objective. More specifically, for the 30 valuation days ending December 31, 2006, the simple average daily change in the Benchmark Futures Contract was -0.004%, while the simple average daily change in the net asset value of USO over the same time period was -0.021%. The average daily difference was 0.017% or 1.7 basis points, where 1 basis point equals 1/100 of 1%. As a percentage of the daily movement of the benchmark oil futures contract, the average error in daily tracking by the net asset value was 3%, meaning that over this time period USO’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The following charts, included in USO’s 2006 Form 10-K, reflect the tracking results of USO and its units total return vs. the Benchmark Futures Contract.

Whether or not USO has met its investment objective, there are, as disclosed in the Fund’s prospectus, significant factors that can influence the total return on an investment in USO. For example, we have disclosed in the prospectus that the price relationship between the near month contract and the next to near month contract that compose the Benchmark Futures Contract will vary and may impact both the total return over time of USO’s net asset value, as well as the degree to which its total return tracks other natural gas price indices’ total returns. In the event of an oil futures market where near month contracts trade at a higher price than next to near month to expire contracts (a situation described as “backwardation” in the futures market), then absent the impact of the overall movement in oil prices, the value of the Benchmark Futures Contract would tend to rise as it approaches expiration. As a result, the total return of the Benchmark Futures Contract would tend to track higher. Conversely, in the event of an oil futures market where near month contracts trade at a lower price than next to near month contracts (a situation described as “contango” in the futures market), then absent the impact of the overall movement in natural gas prices, the value of the Benchmark Futures Contract would tend to decline as it approaches expiration. As a result, the total return of the Benchmark Futures Contract would tend to track lower. In addition, when compared to total return of other price indices, such as the spot price of oil, the impact of backwardation and contango may lead the total return of USO’s net asset value to vary significantly. In the event of a prolonged period of contango, and absent the impact of rising or falling natural gas prices, this could have a significant negative impact on USO’s net asset value and total return.

USO is of the view that the best source of information regarding the fund’s investment objective and the risks associated with an investment in USO is it most current prospectus and the periodic reports it files with its regulators, including the Securities and Exchange Commission. Copies of the most current version of the foregoing can be found at USO’s website, www.unitedstatesoilfund.com or through the SEC through their website, www.sec.gov. Copies are also available on request from the USO’s general partner, Victoria Bay Asset Management LLC.

For further information, please call:
Victoria Bay Asset Management
Katie Rooney 818-206-8148
krooney@unitedstatesoilfund.com

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES OIL FUND, LP
	By:	Victoria Bay Asset Management, LLC, its general partner

Date: April 20, 2007	By:	/s/ Nicholas D. Gerber
Name: Nicholas D. Gerber Title: Chief Executive Officer